UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 7, 2021

APi Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW New Brighton, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-4320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) & (e)

On September 8, 2021, APi Group Corporation (the “Company”) announced that Thomas A. Lydon will no longer serve as the Company’s Chief Financial Officer, effective as of September 7, 2021, but will remain with the Company for a transition period ending December 31, 2021. The Company also announced that Kevin Krumm, 47, will serve as the Company’s new Chief Financial Officer, effective as of September 20, 2021. Prior to joining the Company, Mr. Krumm served as Corporate Treasurer and Senior Vice President of Finance Shared Services since December 2019. Prior to that, Mr. Krumm held roles of increasing responsibility within Ecolab since he re-joined Ecolab in April 2010, including leading the Industrial segment finance team; leading regional finance teams in Europe, Middle East and Africa, Asia and Latin America; and leading international integration efforts for a major acquisition. Mr. Krumm previously held other finance roles at Ecolab from 2004 to 2008. He also previously held finance roles at UnitedHealth Group from 2009 to 2010 and Minnetronix from 2008 to 2009, and began his career in public accounting.

Mr. Lydon and the Company entered into a Separation Agreement, dated September 7, 2021 (the “Separation Agreement”), pursuant to which Mr. Lydon is entitled to (i) continuation of Mr. Lydon’s annual salary of $825,000 for a period of 24 months, (ii) payment of $1,650,000, which is equal to two times Mr. Lydon’s target bonus amount, payable in two annual installments, and (iii) payment of $825,000, which is equal to Mr. Lydon’s target bonus amount applicable for 2021, payable when 2021 annual bonuses would be paid to employees generally. Also pursuant to the Separation Agreement, Mr. Lydon agreed to continue to serve as an employee for a transition period ending December 31, 2021 and to a customary release of claims.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with his appointment as Chief Financial Officer, Mr. Krumm and the Company entered into an Employment Agreement, dated September 1, 2021 (the “Employment Agreement”), pursuant to which Mr. Krumm will be entitled to (i) an annual base salary of $750,000, (ii) an annual cash incentive with a target opportunity equal to 100% of his annual base salary and a maximum opportunity equal to 200% of his annual base salary, (iii) an annual long-term equity incentive award having a grant date value of not less than 250% of his annual base salary, (iv) an initial long-term equity incentive award in the form of restricted stock units with a grant date value of $1,250,000 which will vest in three equal annual installments and (v) participate in the Company’s employee benefits plans.

Also pursuant to the Employment Agreement, if the Company terminates Mr. Krumm’s employment without cause or if Mr. Krumm terminates his employment for good reason, Mr. Krumm would be entitled to receive (i) his base salary for two years from the date of termination, (ii) an amount equal to two times his target annual bonus, payable in two annual installments, (iii) his pro-rata annual bonus for the year in which the termination occurs, (iv) any earned and accrued but unpaid base salary up to the date of termination, (v) any unpaid annual bonus with respect to any completed fiscal year, (vi) his vested employee benefits and (vii) continued insurance coverage for 18 months following the date of termination. Mr. Krumm would not be entitled to any unearned salary, bonus or other benefits if the Company were to terminate his employment for cause or if Mr. Krumm were to terminate his employment voluntarily without good reason. If the Company should terminate Mr. Krumm’s employment without cause or if Mr. Krumm terminates his employment for good reason during the two-year period immediately following a “change in control,” as defined in the Employment Agreement, then in lieu of any amounts otherwise payable, Mr. Krumm would be entitled to receive (i) all earned and accrued but unpaid base salary and annual bonus amounts up to the date of termination, (ii) an amount equal to two times his base salary, (iii) an amount equal to two times his target annual bonus, (iv) continued insurance coverage for 18 months following the date of termination, (v) full and immediate vesting of all outstanding long-term incentive awards, (vi) reasonable legal fees and related expenses as a result of the termination and (vii) outplacement counseling. Mr. Krumm also agreed to non-competition, confidentiality and non-solicitation covenants.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

There are no arrangements or understandings between Mr. Krumm and any other persons pursuant to which Mr. Krumm was selected as the Chief Financial Officer of the Company. There are no family relationships between Mr. Krumm and any director or executive officer of the Company and Mr. Krumm does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed.

Item 7.01.	Regulation FD Disclosure.

On September 8, 2021, the Company issued a press release announcing the foregoing events and reconfirming certain full year 2021 guidance. A copy of the press release is furnished as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated September 7, 2021, by and between the Company and Thomas A. Lydon.

10.2	Employment Agreement, dated September 1, 2021, by and between the Company and Kevin Krumm.

99.1	Press release issued by the Company, dated September 8, 2021.

104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

By:	/s/ Andrea M. Fike

Name:	Andrea M. Fike
Title:	Senior Vice President, General Counsel and Secretary

Date: September 8, 2021